AMENDED AND RESTATED ARTICLES OF INCORPORATION OF WEST PHARMACEUTICAL SERVICES, INC. (Effective as of May 6, 2025) 1. The name of the Corporation is West Pharmaceutical Services, Inc. 2. The location and post office address of the Corporation’s registered office in Pennsylvania is c/o Corporation Service Company, 2595 Interstate Drive, Suite 103, Harrisburg, PA 17110. 3. The Corporation is incorporated under the Pennsylvania Business Corporation Law and shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business, including manufacturing, processing, research and development, for which corporations may be incorporated under the Pennsylvania Business Corporation Law. 4. The term for which the Corporation is to exist is perpetual. 5. Capital Stock. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 203,000,000 shares, consisting of (i) 3,000,000 shares of Preferred Stock, par value $.25 per share (“Preferred Stock”) and (ii) 200,000,000 shares of Common Stock, par value $.25 per share (“Common Stock”). The following is a statement of the designations, preferences qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class: Preferred Stock (a) Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the board of directors providing for its issue. All shares of any one series of Preferred Stock shall be identical, but shares of different series of Preferred Stock need not rank equally or be identical except insofar as provided by law or hereunder. (b) Creation of Series. The board of directors shall have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series, prior to the issuance of any shares of the series to which such resolution relates: (i) The distinctive designation of the series and the number of shares which shall constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors; (ii) The dividend rate and the times of payment of dividends on the shares of the series, whether dividends shall be cumulative, and, if so, from what date or dates; (iii) The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation; (iv) Whether or not the shares of the series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the annual amount of such fund and the terms and provisions relative to the operation thereof; (v) Whether or not the shares of the series shall be convertible into, or exchangeable for, shares of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, if

- 2 - any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (vi) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (vii) Whether or not the shares of the series shall have priority over or parity with or be junior to the shares of any other series or class in any respect or shall be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on, or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restrictions; (viii) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and (ix) Any other preferences qualifications, privileges and other relative or special rights and limitations of that series. (c) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the board of directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period. (d) Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock shall be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends shall have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock shall participate ratably in the distribution of assets in proportion to the full amounts to which they are entitled or in such order or priority, if any, as shall have been fixed in the resolution or resolutions providing for the issuance of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, shall be deemed a liquidation of the Corporation within the meaning of this paragraph. (e) Redemption. The Corporation at the option of the board of directors may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series. In case of the redemption of less than all outstanding shares of any series of Preferred Stock, the shares to be redeemed shall be selected by lot or in such other manner as the board of directors determines. (f) Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate creating any series of Preferred Stock, the holders of such of the series of Preferred Stock, if any, as shall have been granted such power pursuant to any certificate creating any series of Preferred Stock shall, together with the holders of Common Stock, exclusively possess voting power in the election of directors and for all other purposes, and the holders of the other series of Preferred Stock shall have no voting power and shall not be entitled to any notice of any meeting of shareholders. Series A Junior Participating Preferred Stock

- 3 - (a) Designation and Amount. There shall be a series of Preferred Stock designated as “Series A Junior Participating Preferred Stock” and the aggregate number of shares constituting such series shall be 50,000. (b) Dividends and Distributions. (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after January 16, 1990 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. (ii) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (I) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. (c) Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

- 4 - (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the~ outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. (iii) (A) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors. (B) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) of this paragraph (c)(iii) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10)% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two (2) directors or, if such right Is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock. (C) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by

- 5 - any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders. (D) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in subparagraph (B) of this paragraph (c)(iii) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this subparagraph (D) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the preceding sentence. (E) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of subparagraph (B) of this paragraph (c)(iii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or Bylaws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors. (iv) Except as set forth herein, holders of Series A Junior participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extend they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. (d) Certain Restrictions (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not (A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; (B) declare or pay dividends on or make any other distributions on any shares of stock ranking on a party (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

- 6 - (D) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. (ii) the Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (d)(i), purchase or otherwise acquire such shares at such time and in such manner. (e) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein. (f) Liquidation, Dissolution or Winding Up. (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $10 per share, plus an amount equal to accrued and unpaid dividends any distribution thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (a) the Series A Liquidation Preference by (b) 1,000 (as appropriately adjusted as set forth in paragraph (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (b), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior participating Preferred Stock and common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to I with respect to such Preferred Stock and common Stock, on a per share basis, respectively. (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock. (iii) In the event the Corporation shall at any time after the Rights Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding Common Stock, or (c) combine the outstanding common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

- 7 - (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. (h) No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable. (i) Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets unless the terms of any such series shall provide otherwise. (j) Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class. (k) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock. Common Stock (a) Dividends. Holders of Common Stock shall be entitled to receive such dividends as may be declared by the board of directors, except that the Corporation will not declare, pay or set apart for payment any dividend on shares of Common Stock (other than dividends payable in Common Stock), or directly or indirectly make any distribution on, redeem, purchase or otherwise acquire any such shares, if at the time of such action the Corporation is in default with respect to any dividend due and payable on, or any sinking or purchase fund requirement relating to, any shares of Preferred Stock. (b) Distribution of Assets. In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive pro rate all of the remaining assets of the Corporation available for distribution to its shareholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment. (c) Voting Rights. Except as otherwise required by law or provided in any certificate creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote in the election of directors and for all other purposes, each such holder being entitled to one vote for each share thereof held.

- 8 - 6. Shareholder Right to Call a Special Meeting. A special meeting of shareholders may be called by shareholders, but only if called by shareholders entitled to cast 25% or more of the votes that all shareholders would be entitled to cast at the meeting. 7. Evaluation of Certain Proposals by the Board of Directors. The board of directors of the Corporation, when evaluating any proposal from another party to (a) make a tender offer for securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire substantially all of the properties or assets of the Corporation, or (d) engage in any other transaction having a similar effect upon the properties, operations or control of the Corporation, shall, in connection with the exercise of its judgment in determining what is the best interests of the Corporation and its shareholders, give due consideration to the following: (i) the character, integrity, business philosophy and financial status of the other party or parties to the transaction; (ii) the consideration to be received by the Corporation or its shareholders in connection with such transaction, as compared to: (a) the current market price or value of the Corporation’s properties or securities; (b) the estimated future value of the Corporation, its properties or securities; and (c) such other measures of the value of the Corporation, its properties or securities as the directors may deem appropriate. (iii) the projected social, legal and economic effects of the proposed action or transaction upon the Corporation, its employees, suppliers and customers and the communities in which the Corporation does business; (iv) the general desirability of the Corporation’s continuing as an independent entity; and (v) such other factors as the board of directors may deem relevant. 8. Directors (a) Number, Election and Term. Except as otherwise fixed by or pursuant to the provisions of Article 5 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or in the event of and during a default period to elect directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time pursuant to the Bylaws of the Corporation. At the annual meeting of shareholders held in 2012, and at each succeeding annual meeting of the shareholders of the Corporation, the directors shall not be classified, and the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or in the event and during a default period, shall be elected and shall hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until the earlier of his or her death, resignation, retirement, disqualification or removal from office. Subject to paragraph (c) of this Article 8, at each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving a majority of the votes cast at such election shall be elected; provided, however, that at any meeting of the stockholders for which the Secretary of the Corporation determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. For purposes of this paragraph (a), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include “for” and “against” a nominee, but shall exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. If a director is not elected, the director shall tender his or her resignation to the Board of Directors. The Board of Directors will publicly disclose its decision with respect to whether to accept or reject the resignation, or whether other action should be taken and the rationale

- 9 - behind it within ninety (90) days from the date of the certification of the election results. The Board of Directors shall have the authority to adopt and amend appropriate Bylaws to implement this paragraph (a). (b) Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority of the directors then in office, though less than a quorum, and each person so elected shall be a director to serve for the balance of the unexpired term and until his successor is duly elected and qualified. (c) Cumulative Voting in Certain Circumstances (i) Except as and to the extent otherwise provided in this paragraph (c) shareholders of the Corporation shall not be entitled to cumulative voting rights in any election of directors of the Corporation. (ii) There shall be cumulative voting in any election of directors of the Corporation on or after the occurrence of both of the following events: (A) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Corporation or a 40% Shareholder that a 40% Shareholder has become such. and (B) such 40% Shareholder makes, or in any way participates in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) or becomes a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 of the Exchange Act) with respect to the Corporation; seeks to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any securities of the Corporation: or executes any written consent in lieu of a meeting of holders of the Voting Stock. “40% Shareholder” shall mean any Person who or which, together with all Affiliates and Associate of such Person, shall be the Beneficial Owner of 40% or more of the Voting Stock but shall not include (i) the Corporation, (ii) any wholly owned Subsidiary, (iii) any employee benefit plan of the Corporation or of any Subsidiary, or (iv) any Person holding securities of the Corporation for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become a “40% Shareholder” as the result of an acquisition of Common Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 40% or more of the Voting Stock; provided, however, that if a Person who would otherwise be a 40% Shareholder but for the provisions of this sentence shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Voting Stock then such Person shall be deemed to be a “40% Shareholder.” (iii) Certain Definitions. For purposes of this Article 8: “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on May 3, 1990. A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities: (A) which such Person or any such Person’s affiliates or Associates beneficially owns, directly or indirectly:

- 10 - (B) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights granted pursuant to the Flip-In Rights Agreement and Flip-Over-Rights Agreement between the Corporation and American Stock Transfer & Trust Company, dated as of January 16, 1990), warrants or options, or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (C) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. “Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity. “Subsidiary” shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Corporation. “Voting Stock” means Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors or any security convertible into or exchangeable for or exercisable for the purchase of Common Stock or other securities of the Corporation entitled to vote generally for the election of directors. 9. Uncertificated Shares. Any and all classes or series of shares of capital stock of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the board of directors, except as required by applicable law, including that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by applicable law to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.